Exhibit 99.1

28969 Information Lane

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports First Quarter 2020 Financial Results

Easton, Maryland (04/30/2020) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported income from continuing operations of $3.118 million or $0.25 per diluted common share for the first quarter of 2020, compared to income from continuing operations of $4.014 million or $0.32 per diluted common share for the fourth quarter of 2019, and income from continuing operations of $3.828 million or $0.30 per diluted common share for the first quarter of 2019.

When comparing income from continuing operations for the first quarter of 2020 to the fourth quarter of 2019, net income decreased $896 thousand due to an increase in noninterest expenses of $504 thousand and decreases in noninterest income and net interest income of $342 thousand and $246 thousand, respectively. In addition, the provision for credit losses increased in the first quarter of 2020 by $150 thousand due to economic stress related to the COVID-19 pandemic. When comparing income from continuing operations for the first quarter of 2020 to the first quarter of 2019, income decreased $710 thousand due to an increase in noninterest expense of $1.0 million and an increase in provision for credit losses of $250 thousand, partially offset by increases in noninterest income of $164 thousand and net interest income of $124 thousand, respectively.

“As we navigate through these challenging times, we remain committed to our customers and all their banking needs” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer.  “Our branches have remained open to serve individuals throughout Maryland, Delaware and the Eastern Shore of Virginia. We are participating in the Payment Protection Program (“PPP”) to ensure our small business customers get the vital resources they need. To date we have processed over 1,000 PPP loans for our small business customers totaling approximately $114 million as of April 30, 2020.  We have collateral pledged to the Federal Home Loan Bank of approximately $300 million that can be utilized for borrowing purposes as well as $15 million in lines with correspondent banks should it be necessary to meet liquidity demands. Our capital position remains strong. We understand how vitally important we are and will continue our commitment and support to our customers, employees and shareholders.”

Response to COVID-19

Employees

Our employees have been exceptional during this unprecedented time by remaining flexible and committed to finding ways to continue servicing our clients with minimal disruption. The dedication and commitment of our staff across our footprint continues to be the heart and soul of community banking at its finest. Many of our non-branch personnel have transitioned to working remotely and those remaining in our offices continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. All Company meetings have transitioned to telephonic or video conferencing, all made possible by our dedicated IT staff. We suspended all unnecessary business-related travel, public events, and meetings with outside parties to promote the safety and well-being of our employees.

Banking Locations

All our branch locations remain open, with limited hours of operation. For the safety of our employees and customers we closed our branch lobbies to the public and established procedures for clients to make appointments in our branches for critical needs. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible. For our customers impacted by the pandemic, we have provided fee waivers and loan payment deferrals to assist them during this challenging time.

Small Business Administration’s Paycheck Protection Program (“SBA PPP”)

We remain an SBA preferred lender and are actively participating in the PPP program. As previously stated above, we have provided loans for over 800 of our small business customers totaling $104 million as of April 30, 2020. We will continue to process applications until the government funding is completely exhausted.

Share Repurchases

We have suspended all share buybacks of our Company’s common stock until further notice.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $1.571 billion at March 31, 2020, a $12.2 million, or less than 1%, increase when compared to $1.559 billion at the end of 2019. The increase was primarily due to the $28.3 million, or 2.3% increase in gross loans. The increase in gross loans was funded primarily by a decrease in investment securities available for sale of $18.4 million and deposit growth of $7.5 million during the first quarter of 2020.

Total deposits increased $7.5 million, or less than 1%, when compared to December 31, 2019. The increase in total deposits consisted of an increase in interest-bearing deposits of $9.0 million, partially offset by a decrease in noninterest bearing deposits of $1.6 million. The growth in interest-bearing deposits was represented by increases in savings and money market accounts of $9.2 million, time deposits greater than $100 thousand of $3.4 million and other time deposits of $2.2 million. These increases were partially offset by a decrease in checking accounts of $5.8 million.

Total stockholders’ equity increased $2.9 million, or 1.5%, when compared to the end of 2019. At March 31, 2020, the ratio of total equity to total assets was 12.45% and the ratio of total tangible equity to total tangible assets was 11.35%.

Review of Quarterly Financial Results

Net interest income was $12.5 million for the first quarter of 2020, compared to $12.8 million for the fourth quarter of 2019 and $12.4 million for the first quarter of 2019. The decrease in net interest income when compared to the fourth quarter of 2019 was primarily due to the decrease in yields on total earnings assets, which included loans of 8bps, taxable investment securities of 5bps and interest-bearing deposits with other banks of 43bps. The average balances of taxable investment securities and interest-bearing deposits with other banks also experienced a decrease $16.1 million and $13.9 million, respectively, which decreases were partially offset by an increase in the average balance of loans of $17.1 million. Also impacting net interest income when comparing the first quarter of 2020 to the fourth quarter of 2019, was the liability side of the balance sheet which experienced a decrease of $233 thousand in total interest-bearing liability costs. This reduction was attributed to lower rates paid on interest-bearing deposits and short-term borrowings of 9bps and 61bps, respectively. Net interest income increased when compared to the first quarter of 2019 due to an increase in the average balance of loans of $61.5 million, or 5.1%, resulting in $298 thousand of additional interest income, almost entirely offset by a decrease in the average balance of taxable investment securities of $35.6 million, resulting in a decline in interest income of $279 thousand. When comparing the first quarter of 2020 and 2019 on the liability side of the balance sheet, total interest-bearing liability costs decreased $98 thousand. This reduction was attributed to a decline in the average balance of short-term borrowings of $31.7 million, or 96.3%, which resulted in a decrease in expense of $211 thousand, which was partially offset by an increase in the average balance of interest-bearing deposits of $89.8 million, or 10.2%, resulting in an increase in expense of $112 thousand. The Company’s net interest margin increased to 3.48% from 3.47% in the fourth quarter of 2019 and down from 3.61% in the first quarter of 2019.

The provision for credit losses was $350 thousand for the three months ended March 31, 2020. The comparable amounts were $200 thousand and $100 thousand for the three months ended December 31, 2019 and March 31, 2019, respectively. The ratio of the allowance for credit losses to period-end loans was 0.81% at March 31, 2020, lower than both the 0.84% at December 31, 2019 and lower than the 0.86% at March 31, 2019. The primary driver of the reduction in the percentage of the allowance to total loans as compared to both of the prior periods was due to a reduction in specific reserves carried as part of the allowance, which totaled $337 thousand, $975 thousand, and $812 thousand at March 31, 2020, December 31, 2019 and March 31, 2019, respectively. The provision increased during the first quarter of 2020 over prior periods largely due to an increase in loan volume as well as management's consideration of the COVID-19 pandemic. These contributors to the increase in provision for the first quarter 2020, were offset in part due to a decline in specific reserves of $638 thousand from December 31, 2019, which resulted from charge-offs during the period. The addition of charge-offs related to loans with specific reserves provided for in prior periods to our historical loss history, coupled with recoveries during the period dictated a less than one-to-one increase in our historical reserves as compared to the prior recorded specific reserve balances. Considerations related to the COVID-19 pandemic contributed to an increase in our qualitative reserves to legacy non-impaired loans from 0.75% at December 31, 2019 to 0.78% at March 31, 2020. Management will continue to evaluate the adequacy of the allowance for credit losses as more economic data becomes available and as changes within the Company’s portfolio are known. The effects of the pandemic may require the Company to fund additional increases in the allowance for credit losses in future periods.

At March 31, 2020, nonperforming assets were $12.3 million, an increase of $309 thousand, or 2.6%, when compared to December 31, 2019. The increase in nonperforming assets was primarily due to an increase in nonaccrual loans of $950 thousand, or 9.0%, partially offset by a decrease in loans 90 days or more past due and still accruing of $605 thousand, or 45.6% and other real estate owned of $36 thousand, or 48.6%. The increase in nonaccrual loans was due to a specific relationship with a commercial customer of $1.5 million, which the Bank has been monitoring for several quarters. Accruing troubled debt restructurings (“TDRs”) decreased $57 thousand, or less than 1%, over the same time period. When comparing March 31, 2020 to March 31, 2019, nonperforming assets decreased $4.1 million, or 24.9%, and accruing TDRs decreased $384 thousand, or 4.9%. The decrease in nonperforming assets was due to diligent workout efforts by the Company to reduce nonaccrual loans and other real estate owned properties. The ratio of nonperforming assets and accruing TDRs to total assets was 1.25% for both March 31, 2020 and December 31, 2019 and 1.63% at March 31, 2019, respectively. In addition, the ratio of accruing TDRs to total loans at March 31, 2020 was 0.58%, compared to 0.60% at December 31, 2019 and 0.65% at March 31, 2019.

Total noninterest income from continuing operations for the first quarter of 2020 decreased $342 thousand, or 12.7%, when compared to the fourth quarter of 2019 and increased $164 thousand, or 7.5%, when compared to the first quarter of 2019. The decrease from the fourth quarter of 2019 was primarily the result of lower service charges on deposit accounts, decrease in BOLI life insurance proceeds collected in the first quarter of 2020 relative to the fourth quarter of 2019 and less activity for other banking services as a result of the COVID-19 pandemic. The increase from the first quarter of 2019 was due to additional income from BOLI purchased late in the fourth quarter of 2019, offset by lower service charges on deposit accounts.

Total noninterest expense from continuing operations for the first quarter of 2020 increased $504 thousand, or 5.1%, when compared to the fourth quarter of 2019 and increased $1.0 million, or 10.8%, when compared to the first quarter of 2019. The increase in noninterest expense compared to the fourth quarter of 2019 was the result of higher salaries and wages due to pay increases and additional payroll days, as well as, higher FDIC insurance premiums due to receiving an assessment credit in the fourth quarter for banks under $10 billion. The increase in noninterest expenses from the first quarter of 2019 was primarily due to increases in employee benefits from higher medical insurance costs, the addition of supplemental executive retirement plans (“SERPs”) during 2019 and data processing, partially offset by lower other real estate owned expenses and FDIC insurance premiums.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer,

410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2020	2019	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$12,518	$12,394	1.0%
Provision for credit losses	350	100	250.0
Noninterest income	2,352	2,188	7.5
Noninterest expense	10,349	9,343	10.8
Income from continuing operations before income taxes	4,171	5,139	(18.8)
Income tax expense	1,053	1,311	(19.7)
Income from continuing operations	$3,118	$3,828	(18.5)

Loss from discontinued operations before income taxes	—	(99)	100.0
Income tax benefit	—	(25)	100.0
Loss from discontinued operations	—	(74)	100.0
Net income	$3,118	$3,754	(16.9)

From Continuing Operations:
Return on average assets	0.81%	1.06%	(25	)bp
Return on average equity	6.45	8.39	(194)
Return on average tangible equity (1)	7.43	9.72	(229)
Net interest margin	3.48	3.61	(13)
Efficiency ratio - GAAP	69.60	64.07	553
Efficiency ratio - Non-GAAP (1)	68.46	62.81	565

PER SHARE DATA
Basic net income per common share
Income from continuing operations	$0.25	$0.30	(16.7)%
Loss from discontinued operations	—	(0.01)	100.0
Net income	$0.25	$0.29	(13.8)
Diluted net income per common share
Income from continuing operations	$0.25	$0.30	(16.7)
Loss from discontinued operations	—	(0.01)	100.0
Net income	$0.25	$0.29	(13.8)

Dividends paid per common share	$0.12	$0.10	20.0
Book value per common share at period end	15.62	14.64	6.7
Tangible book value per common share at period end (1)	14.06	13.06	7.7
Market value at period end	10.85	14.91	(27.2)
Market range:
High	17.56	16.11	9.0
Low	7.63	14.00	(45.5)

AVERAGE BALANCE SHEET DATA
Loans	$1,263,441	$1,201,913	5.1%
Investment securities	129,410	165,009	(21.6)
Earning assets	1,450,508	1,394,728	4.0
Assets	1,546,991	1,460,291	5.9
Deposits	1,327,162	1,215,702	9.2
Stockholders' equity	194,332	184,972	5.1

CREDIT QUALITY DATA
Net charge-offs	$479	$25	1,816.0%

Nonaccrual loans	$11,540	$15,360	(24.9)
Loans 90 days past due and still accruing	721	47	1,434.0
Other real estate owned	38	979	(96.1)
Total nonperforming assets	12,299	16,386	(24.9)
Accruing troubled debt restructurings (TDRs)	7,444	7,828	(4.9)
Total nonperforming assets and accruing TDRs	$19,743	$24,214	(18.5)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.45%	12.59%	(14	)bp
Period-end tangible equity to tangible assets (1)	11.35	11.39	(4)

Annualized net charge-offs to average loans	0.15	0.01	14

Allowance for credit losses as a percent of:
Period-end loans	0.81	0.86	(5)
Nonaccrual loans	89.93	67.83	2,210
Nonperforming assets	84.38	63.58	2,080
Accruing TDRs	139.41	133.09	632
Nonperforming assets and accruing TDRs	52.57	43.02	955

As a percent of total loans:
Nonaccrual loans	0.90	1.27	(37)
Accruing TDRs	0.58	0.65	(7)
Nonaccrual loans and accruing TDRs	1.49	1.91	(42)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.96	1.35	(39)
Nonperforming assets and accruing TDRs	1.55	2.00	(45)

As a percent of total assets:
Nonaccrual loans	0.73	1.03	(30)
Nonperforming assets	0.78	1.10	(32)
Accruing TDRs	0.47	0.53	(6)
Nonperforming assets and accruing TDRs	1.25	1.63	(38)

(1)	See the reconciliation table on page 17 of 17.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				March 31, 2020
	March 31,	December 31,	March 31,	compared to
	2020	2019	2019	December 31, 2019
ASSETS
Cash and due from banks	$16,432	$18,465	$18,915	(11.0)%
Interest-bearing deposits with other banks	79,819	76,506	39,904	4.3
Cash and cash equivalents	96,251	94,971	58,819	1.3

Investment securities available for sale (at fair value)	104,375	122,791	150,814	(15.0)
Investment securities held to maturity	8,687	8,786	5,899	(1.1)
Equity securities, at fair value	1,350	1,342	1,299	0.6
Restricted securities	4,263	4,190	5,292	1.7

Loans	1,276,993	1,248,654	1,211,716	2.3
Less: allowance for credit losses	(10,378)	(10,507)	(10,418)	(1.2)
Loans, net	1,266,615	1,238,147	1,201,298	2.3

Premises and equipment, net	24,930	23,821	22,632	4.7
Goodwill	17,518	17,518	17,518	—
Other intangible assets, net	2,108	2,252	2,696	(6.4)
Other real estate owned, net	38	74	979	(48.6)
Right of use assets, net	5,019	4,771	3,767	5.2
Other assets	40,267	40,572	14,772	(0.8)
Assets of discontinued operations	—	—	14	—

Total assets	$1,571,421	$1,559,235	$1,485,799	0.8

LIABILITIES
Noninterest-bearing deposits	$355,054	$356,618	$345,151	(0.4)
Interest-bearing deposits	993,740	984,716	892,118	0.9
Total deposits	1,348,794	1,341,334	1,237,269	0.6

Short-term borrowings	2,162	1,226	30,724	76.3
Long-term borrowings	15,000	15,000	15,000	—
Lease liabilities	5,072	4,792	3,767	5.8
Accrued expenses and other liabilities	4,699	4,081	9,146	15.1
Liabilities of discontinued operations	—	—	2,811	—
Total liabilities	1,375,727	1,366,433	1,298,717	0.7

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	125	125	128	—
Additional paid in capital	61,067	61,045	65,408	0.0
Retained earnings	133,044	131,425	123,050	1.2
Accumulated other comprehensive income (loss)	1,458	207	(1,504)	604.3
Total stockholders' equity	195,694	192,802	187,082	1.5

Total liabilities and stockholders' equity	$1,571,421	$1,559,235	$1,485,799	0.8

Period-end common shares outstanding	12,525	12,500	12,780	0.2
Book value per common share	$15.62	$15.42	$14.64	1.3

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2020	2019	% Change
INTEREST INCOME
Interest and fees on loans	$13,795	$13,499	2.2%
Interest on investment securities:
Taxable	719	998	(28.0)
Interest on deposits with other banks	172	163	5.5
Total interest income	14,686	14,660	0.2

INTEREST EXPENSE
Interest on deposits	2,059	1,947	5.8
Interest on short-term borrowings	2	213	(99.1)
Interest on long-term borrowings	107	106	0.9
Total interest expense	2,168	2,266	(4.3)

NET INTEREST INCOME	12,518	12,394	1.0
Provision for credit losses	350	100	250.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,168	12,294	(1.0)

NONINTEREST INCOME
Service charges on deposit accounts	866	934	(7.3)
Trust and investment fee income	375	372	0.8
Other noninterest income	1,111	882	26.0
Total noninterest income	2,352	2,188	7.5

NONINTEREST EXPENSE
Salaries and wages	4,296	3,766	14.1
Employee benefits	1,722	1,254	37.3
Occupancy expense	698	691	1.0
Furniture and equipment expense	317	263	20.5
Data processing	1,044	910	14.7
Directors' fees	141	86	64.0
Amortization of intangible assets	144	162	(11.1)
FDIC insurance premium expense	91	205	(55.6)
Other real estate owned expenses, net	18	233	(92.3)
Legal and professional fees	634	601	5.5
Other noninterest expenses	1,244	1,172	6.1
Total noninterest expense	10,349	9,343	10.8

Income from continuing operations before income taxes	4,171	5,139	(18.8)
Income tax expense	1,053	1,311	(19.7)

Income from continuing operations	3,118	3,828	(18.5)

Loss from discontinued operations before income taxes	—	(99)	100.0
Income tax benefit	—	(25)	100.0

Loss from discontinued operations	—	(74)	100.0

NET INCOME	$3,118	$3,754	(16.9)

Weighted average shares outstanding - basic	12,513	12,769	(2.0)
Weighted average shares outstanding - diluted	12,518	12,773	(2.0)

Basic net income per common share
Income from continuing operations	$0.25	$0.30	(16.7)
Loss from discontinued operations	—	(0.01)	100.0
Net income	$0.25	$0.29	(13.8)

Diluted net income per common share
Income from continuing operations	$0.25	$0.30	(16.7)
Loss from discontinued operations	—	(0.01)	100.0
Net income	$0.25	$0.29	(13.8)

Dividends paid per common share	0.12	0.10	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2020		2019
	Average	Yield/	Average	Yield/
	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,263,441	4.40%	$1,201,913	4.57%
Investment securities
Taxable	129,410	2.22	165,009	2.45
Interest-bearing deposits	57,657	1.20	27,806	2.38
Total earning assets	1,450,508	4.08%	1,394,728	4.27%
Cash and due from banks	17,874		17,196
Other assets	89,154		58,756
Allowance for credit losses	(10,545)		(10,389)
Total assets	$1,546,991		$1,460,291

Interest-bearing liabilities
Demand deposits	$284,176	0.56%	$239,794	0.61%
Money market and savings deposits	410,252	0.46	383,738	0.85
Brokered deposits	—	—	22,080	2.37
Certificates of deposit $100,000 or more	129,408	1.85	98,535	1.24
Other time deposits	150,645	1.60	140,523	1.02
Interest-bearing deposits	974,481	0.85	884,670	0.89
Short-term borrowings	1,235	0.65	32,984	2.62
Long-term borrowings	15,000	2.87	15,000	2.87
Total interest-bearing liabilities	990,716	0.88%	932,654	0.99%
Noninterest-bearing deposits	352,681		331,032
Accrued expenses and other liabilities	9,262		11,633
Stockholders' equity	194,332		184,972
Total liabilities and stockholders' equity	$1,546,991		$1,460,291

Net interest spread		3.20%		3.28%
Net interest margin		3.48%		3.61%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2)	Average loan balances include nonaccrual loans.

(3)	Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Q1 2020		Q1 2020
	2020	2019	2019	2019	2019	compared to		compared to
	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2019		Q1 2019
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$12,554	$12,808	$12,724	$12,334	$12,428	(2.0)%		1.0
Less: Taxable-equivalent adjustment	36	44	44	41	34	(18.2)		5.9
Net interest income	12,518	12,764	12,680	12,293	12,394	(1.9)		1.0
Provision for credit losses	350	200	200	200	100	75.0		250.0
Noninterest income	2,352	2,694	2,529	2,609	2,188	(12.7)		7.5
Noninterest expense	10,349	9,845	9,384	8,985	9,343	5.1		10.8
Income from continuing operations before income taxes	4,171	5,413	5,625	5,717	5,139	(22.9)		(18.8)
Income tax expense	1,053	1,399	1,411	1,489	1,311	(24.7)		(19.7)
Income from continuing operations	3,118	4,014	4,214	4,228	3,828	(22.3)		(18.5)

Loss from discontinued operations before income taxes	—	—	(10)	(4)	(99)	—		100.0
Income tax benefit	—	—	(2)	—	(25)	—		100.0
Loss from discontinued operations	—	—	(8)	(4)	(74)	—		100.0

Net income	$3,118	$4,014	$4,206	$4,224	$3,754	(22.3)		(16.9)

From Continuing Operations:
Return on average assets	0.81%	1.03%	1.10%	1.16%	1.06%	(22	)bp	(25)
Return on average equity	6.45	8.24	8.66	8.97	8.39	(179)		(194)
Return on average tangible equity (1)	7.43	9.43	9.90	10.31	9.72	(200)		(229)
Net interest margin	3.48	3.47	3.52	3.54	3.61	1		(13)
Efficiency ratio - GAAP	69.60	63.69	61.70	60.29	64.07	591		553
Efficiency ratio - Non-GAAP (1)	68.46	62.58	60.58	59.09	62.81	588		565

PER SHARE DATA
Basic net income per common share
Income from continuing operations	$0.25	$0.32	$0.33	$0.33	$0.30	(21.9)%		(16.7)
Loss from discontinued operations	—	—	—	—	(0.01)	—		100.0
Net income	$0.25	$0.32	$0.33	$0.33	$0.29	(21.9)		(13.8)
Diluted net income per common share
Income from continuing operations	$0.25	$0.32	$0.33	$0.33	$0.30	(21.9)		(16.7)
Loss from discontinued operations	—	—	—	—	(0.01)	—		100.0
Net income	$0.25	$0.32	$0.33	$0.33	$0.29	(21.9)		(13.8)

Dividends paid per common share	0.12	0.12	0.10	0.10	0.10	—		20.0
Book value per common share at period end	15.62	15.42	15.22	14.97	14.64	1.3		6.7
Tangible book value per common share at period end (1)	14.06	13.84	13.66	13.40	13.06	1.6		7.7
Market value at period end	10.85	17.36	15.41	16.34	14.91	(37.5)		(27.2)
Market range:
High	17.56	17.90	17.00	16.48	16.11	(1.9)		9.0
Low	7.63	15.01	14.90	14.84	14.00	(49.2)		(45.5)

AVERAGE BALANCE SHEET DATA
Loans	$1,263,441	$1,246,355	$1,235,374	$1,221,215	$1,201,913	1.4%		5.1
Investment securities	129,410	145,544	155,324	159,878	165,009	(11.1)		(21.6)
Earning assets	1,450,508	1,463,490	1,432,252	1,399,418	1,394,728	(0.9)		4.0
Assets	1,546,991	1,553,017	1,513,790	1,468,093	1,460,291	(0.4)		5.9
Deposits	1,327,162	1,334,047	1,280,057	1,233,951	1,215,702	(0.5)		9.2
Stockholders' equity	194,332	193,239	193,120	189,101	184,972	0.6		5.1

CREDIT QUALITY DATA
Net charge-offs	$479	$131	$67	$313	$25	265.6%		1,816.0

Nonaccrual loans	$11,540	$10,590	$12,530	$14,592	$15,360	9.0		(24.9)
Loans 90 days past due and still accruing	721	1,326	712	439	47	(45.6)		1,434.0
Other real estate owned	38	74	74	524	979	(48.6)		(96.1)
Total nonperforming assets	$12,299	$11,990	$13,316	$15,555	$16,386	2.6		(24.9)

Accruing troubled debt restructurings (TDRs)	$7,444	$7,501	$7,588	$7,768	$7,828	(0.8)		(4.9)

Total nonperforming assets and accruing TDRs	$19,743	$19,491	$20,904	$23,323	$24,214	1.3		(18.5)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.45%	12.37%	12.42%	12.85%	12.59%	8	bp	(14)
Period-end tangible equity to tangible assets (1)	11.35	11.24	11.29	11.66	11.39	11		(4)

Annualized net charge-offs to average loans	0.15	0.04	0.02	0.10	0.01	11		14

Allowance for credit losses as a percent of:
Period-end loans	0.81	0.84	0.85	0.83	0.86	(3)		(5)
Nonaccrual loans	89.93	99.22	83.30	70.62	67.83	(929)		2,210
Nonperforming assets	84.38	87.63	78.39	66.25	63.58	(325)		2,080
Accruing TDRs	139.41	140.07	137.56	132.66	133.09	(66)		632
Nonperforming assets and accruing TDRs	52.57	53.91	49.93	44.18	43.02	(134)		955

As a percent of total loans:
Nonaccrual loans	0.90	0.85	1.01	1.18	1.27	5		(37)
Accruing TDRs	0.58	0.60	0.61	0.63	0.65	(2)		(7)
Nonaccrual loans and accruing TDRs	1.49	1.45	1.63	1.80	1.91	4		(42)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.96	0.96	1.08	1.25	1.35	—		(39)
Nonperforming assets and accruing TDRs	1.55	1.56	1.69	1.88	2.00	(1)		(45)

As a percent of total assets:
Nonaccrual loans	0.73	0.68	0.80	0.98	1.03	5		(30)
Nonperforming assets	0.78	0.77	0.85	1.04	1.10	1		(32)
Accruing TDRs	0.47	0.48	0.49	0.52	0.53	(1)		(6)
Nonperforming assets and accruing TDRs	1.25	1.25	1.34	1.56	1.63	—		(38)

(1)	See the reconciliation table on page 17 of 17.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q1 2020	Q1 2020
						compared to	compared to
	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2019	Q1 2019
INTEREST INCOME
Interest and fees on loans	$13,795	$14,043	$14,100	$13,749	$13,499	(1.8)%	2.2%
Interest on investment securities:
Taxable	719	827	870	887	998	(13.1)	(28.0)
Interest on deposits with other banks	172	295	223	113	163	(41.7)	5.5
Total interest income	14,686	15,165	15,193	14,749	14,660	(3.2)	0.2

INTEREST EXPENSE
Interest on deposits	2,059	2,287	2,288	2,204	1,947	(10.0)	5.8
Interest on short-term borrowings	2	6	117	145	213	(66.7)	(99.1)
Interest on long-term borrowings	107	108	108	107	106	(0.9)	0.9
Total interest expense	2,168	2,401	2,513	2,456	2,266	(9.7)	(4.3)

NET INTEREST INCOME	12,518	12,764	12,680	12,293	12,394	(1.9)	1.0
Provision for credit losses	350	200	200	200	100	75.0	250.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,168	12,564	12,480	12,093	12,294	(3.2)	(1.0)

NONINTEREST INCOME
Service charges on deposit accounts	866	958	990	1,028	934	(9.6)	(7.3)
Trust and investment fee income	375	382	383	385	372	(1.8)	0.8
Other noninterest income	1,111	1,354	1,156	1,196	882	(17.9)	26.0
Total noninterest income	2,352	2,694	2,529	2,609	2,188	(12.7)	7.5

NONINTEREST EXPENSE
Salaries and wages	4,296	4,002	3,853	3,792	3,766	7.3	14.1
Employee benefits	1,722	1,662	1,299	1,068	1,254	3.6	37.3
Occupancy expense	698	702	697	668	691	(0.6)	1.0
Furniture and equipment expense	317	286	263	295	263	10.8	20.5
Data processing	1,044	989	972	919	910	5.6	14.7
Directors' fees	141	137	140	116	86	2.9	64.0
Amortization of intangible assets	144	144	144	155	162	—	(11.1)
FDIC insurance premium expense	91	(42)	—	181	205	316.7	(55.6)
Other real estate owned expenses, net	18	(1)	133	60	233	1,900.0	(92.3)
Legal and professional fees	634	568	495	559	601	11.6	5.5
Other noninterest expenses	1,244	1,398	1,388	1,172	1,172	(11.0)	6.1
Total noninterest expense	10,349	9,845	9,384	8,985	9,343	5.1	10.8

Income from continuing operations before income taxes	4,171	5,413	5,625	5,717	5,139	(22.9)	(18.8)
Income tax expense	1,053	1,399	1,411	1,489	1,311	(24.7)	(19.7)

Income from continuing operations	3,118	4,014	4,214	4,228	3,828	(22.3)	(18.5)

Loss from discontinued operations before income taxes	—	—	(10)	(4)	(99)	—	100.0
Income tax benefit	—	—	(2)	—	(25)	—	100.0

Loss from discontinued operations	—	—	(8)	(4)	(74)	—	100.0

NET INCOME	$3,118	$4,014	$4,206	$4,224	$3,754	(22.3)	(16.9)

Weighted average shares outstanding - basic	12,513	12,588	12,764	12,779	12,769	(0.6)	(2.0)
Weighted average shares outstanding - diluted	12,518	12,593	12,769	12,784	12,773	(0.6)	(2.0)

Basic net income per common share
Income from continuing operations	$0.25	$0.32	$0.33	$0.33	$0.30	(21.9)	(16.7)
Loss from discontinued operations	—	—	—	—	(0.01)	—	100.0
Net income	$0.25	$0.32	$0.33	$0.33	$0.29	(21.9)	(13.8)
Diluted net income per common share
Income from continuing operations	$0.25	$0.32	$0.33	$0.33	$0.30	(21.9)	(16.7)
Loss from discontinued operations	—	—	—	—	(0.01)	—	100.0
Net income	$0.25	$0.32	$0.33	$0.33	$0.29	(21.9)	(13.8)

Dividends paid per common share	0.12	0.12	0.10	0.10	0.10	—	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q1 2020	Q1 2020
											compared to	compared to
	Q1 2020		Q4 2019		Q3 2019		Q2 2019		Q1 2019		Q4 2019	Q1 2019
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	1,263,441	4.40%	$1,246,355	4.48%	$1,235,374	4.54%	$1,221,215	4.53%	$1,201,913	4.57%	1.4%	5.1%
Investment securities
Taxable	129,410	2.22	145,544	2.27	155,324	2.24	159,878	2.22	165,009	2.45	(11.1)	(21.6)
Interest-bearing deposits	57,657	1.20	71,591	1.63	41,554	2.13	18,325	2.47	27,806	2.38	(19.5)	107.4
Total earning assets	1,450,508	4.08%	1,463,490	4.12%	1,432,252	4.22%	1,399,418	4.24%	1,394,728	4.27%	(0.9)	4.0
Cash and due from banks	17,874		20,382		18,127		17,225		17,196		(12.3)	3.9
Other assets	89,154		79,586		73,823		61,906		58,756		12.0	51.7
Allowance for credit losses	(10,545)		(10,441)		(10,412)		(10,456)		(10,389)		1.0	1.5
Total assets	$1,546,991		$1,553,017		$1,513,790		$1,468,093		$1,460,291		(0.4)	5.9

Interest-bearing liabilities
Demand deposits	$284,176	0.56%	$284,193	0.76%	$252,386	0.70%	$234,775	0.65%	$239,794	0.61%	—	18.5
Money market and savings deposits	410,252	0.46	397,662	0.51	389,268	0.67	385,272	0.84	383,738	0.85	3.2	6.9
Brokered deposits	—	—	8,135	2.15	14,568	2.29	20,866	2.52	22,080	2.37	(100.0)	(100.0)
Certificates of deposit $100,000 or more	129,408	1.85	126,411	1.85	119,200	1.78	107,549	1.54	98,535	1.24	2.4	31.3
Other time deposits	150,645	1.60	149,197	1.58	149,708	1.49	145,900	1.31	140,523	1.02	1.0	7.2
Interest-bearing deposits	974,481	0.85	965,598	0.94	925,130	0.98	894,362	0.99	884,670	0.89	0.9	10.2
Short-term borrowings	1,235	0.65	1,889	1.26	17,729	2.64	21,557	2.70	32,984	2.62	(34.6)	(96.3)
Long-term borrowings	15,000	2.87	15,000	2.86	15,000	2.86	15,000	2.86	15,000	2.87	—	—
Total interest-bearing liabilities	990,716	0.88%	982,487	0.97%	957,859	1.04%	930,919	1.06%	932,654	0.99%	0.8	6.2
Noninterest-bearing deposits	352,681		368,449		354,927		339,589		331,032		(4.3)	6.5
Accrued expenses and other liabilities	9,262		8,842		7,884		8,484		11,633		4.8	(20.4)
Stockholders' equity	194,332		193,239		193,120		189,101		184,972		0.6	5.1
Total liabilities and stockholders' equity	$1,546,991		$1,553,017		$1,513,790		$1,468,093		$1,460,291		(0.4)	5.9

Net interest spread		3.20%		3.15%		3.18%		3.18%		3.28%
Net interest margin		3.48%		3.47%		3.52%		3.54%		3.61%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	3/31/2020	3/31/2019

The following reconciles return on average equity and return on average tangible equity from continuing operations (Note 1):

Income from continuing operations	$3,118	$4,014	$4,214	$4,228	$3,828	$3,118	$3,828
Income from continuing operations - annualized (A)	$12,541	$15,925	$16,719	$16,958	$15,525	$12,541	$15,525

Net income, excluding net amortization of intangible assets	$3,225	$4,121	$4,321	$4,344	$3,949	$3,225	$3,949

Net income, excluding net amortization of intangible assets - annualized (B)	$12,971	$16,350	$17,143	$17,424	$16,015	$12,971	$16,015

Average stockholders' equity (C)	$194,332	$193,239	$193,120	$189,101	$184,972	$194,332	$184,972
Less: Average goodwill and other intangible assets	(19,702)	(19,846)	(19,991)	(20,138)	(20,281)	(19,702)	(20,281)
Average tangible equity (D)	$174,630	$173,393	$173,129	$168,963	$164,691	$174,630	$164,691

Return on average equity (GAAP) (A)/(C)	6.45%	8.24%	8.66%	8.97%	8.39%	6.45%	8.39%
Return on average tangible equity (Non-GAAP) (B)/(D)	7.43%	9.43%	9.90%	10.31%	9.72%	7.43%	9.72%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio from continuing operations (Note 2):

Noninterest expense (E)	$10,349	$9,845	$9,384	$8,985	$9,343	$10,349	$9,343
Less: Amortization of intangible assets	(144)	(144)	(144)	(155)	(162)	(144)	(162)
Adjusted noninterest expense (F)	$10,205	$9,701	$9,240	$8,830	$9,181	$10,205	$9,181

Net interest income (G)	12,518	12,764	12,680	12,293	12,394	12,518	12,394
Add: Taxable-equivalent adjustment	36	44	44	41	34	36	34
Taxable-equivalent net interest income (H)	$12,554	$12,808	$12,724	$12,334	$12,428	$12,554	$12,428

Noninterest income (I)	$2,352	$2,694	$2,529	$2,609	$2,188	$2,352	2,188
Adjusted noninterest income (J)	$2,352	$2,694	$2,529	$2,609	$2,188	$2,352	$2,188

Efficiency ratio (GAAP) (E)/(G)+(I)	69.60%	63.69%	61.70%	60.29%	64.07%	69.60%	64.07%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	68.46%	62.58%	60.58%	59.09%	62.81%	68.46%	62.81%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$195,694	$192,802	$193,963	$191,307	$187,082
Less: Goodwill and other intangible assets	(19,626)	(19,770)	(19,914)	(20,058)	(20,214)
Tangible equity (M)	$176,068	$173,032	$174,049	$171,249	$166,868

Shares outstanding (N)	12,525	12,500	12,742	12,780	12,780

Book value per common share (GAAP) (L)/(N)	$15.62	$15.42	$15.22	$14.97	$14.64
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.06	$13.84	$13.66	$13.40	$13.06

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$195,694	$192,802	$193,963	$191,307	$187,082
Less: Goodwill and other intangible assets	(19,626)	(19,770)	(19,914)	(20,058)	(20,214)
Tangible equity (P)	$176,068	$173,032	$174,049	$171,249	$166,868

Assets (Q)	$1,571,421	$1,559,235	$1,561,679	$1,488,562	$1,485,799
Less: Goodwill and other intangible assets	(19,626)	(19,770)	(19,914)	(20,058)	(20,214)
Tangible assets (R)	$1,551,795	$1,539,465	$1,541,765	$1,468,504	$1,465,585

Period-end equity/assets (GAAP) (O)/(Q)	12.45%	12.37%	12.42%	12.85%	12.59%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	11.35%	11.24%	11.29%	11.66%	11.39%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.